UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 14, 2023

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

8310 S Valley HWy, Suite 300, EngleWood, colorado 80112

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VGZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 14, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of Vista Gold Corp. (the “Company”) approved the appointment of Davidson & Company LLP (“Davidson & Company”) as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process. During the fiscal years ended December 31, 2022 and 2021 and through the subsequent interim period preceding their appointment, neither the Company, nor anyone on its behalf, consulted Davidson & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Davidson & Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company’s prior engagement with Plante & Moran, PLLC (“Plante Moran”) as the Company’s independent registered public accounting firm has been concluded with the resignation of Plante Moran at the request of the Company. The request for resignation of Plante Moran was considered and approved by the Audit Committee. The resignation was effective as of June 14, 2023.

The audit reports of Plante Moran on the Company’s financial statements for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent years ended December 31, 2022 and 2021 and through the subsequent interim period preceding the resignation of Plante Moran, there were no disagreements between the Company and Plante Moran on any matter or accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which would have caused Plante Moran to make reference thereto in its reports on the Company’s financial statements for such fiscal years.

During the two most recent years ended December 31, 2022 and 2021 and through the subsequent interim period preceding the resignation of Plante Moran, there were no reportable events as defined by Item 304(a)(1)(v) of Regulation S-K.

The Company provided Plante Moran with a copy of these disclosures as set forth under this Item 4.01 and requested that Plante Moran furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Plante Moran agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the response letter from Plante Moran is attached hereto as Exhibit 16.1.

Item 9.01  Financial Statements and Exhibits

16.1Letter from Plante & Moran PLLC dated as of June 14, 2023

104	Cover Page Interactive Data File––the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
Dated: June 15, 2023	By: /s/ Frederick H. Earnest Frederick H. Earnest President and Chief Executive Officer